SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                FORM 8-K

                         Current Report Pursuant
                      to Section 13 or 15(d) of the
                     Securities Exchange Act of 1934


                              June 29, 1998
            Date of Report (Date of earliest event reported)


                          CHIEF AUTO PARTS INC.
         (Exact Name of Registrant as Specified in Its Charter)


                                Delaware
             (State or Other Jurisdiction of Incorporation)



     333-24029                                   13-3440178
(Commission File Number)                     (I.R.S. Employer
                                             Identification No.)



                      One Lincoln Centre, Suite 200
                            5400 LBJ Freeway
                        Dallas, Texas 75240-6223
           (Address of Principal Executive Offices) (Zip Code)


                             (972) 341-2000
          (Registrant's Telephone Number, Including Area Code)


                            (Not applicable)
     (Former name or former address, if changed since last report.)

Item 1.  Changes in Control of Registrant

On June 29, 1998, AutoZone, Inc. ("AutoZone") acquired 100% of the outstanding capital stock of Chief Auto Parts Inc. ("Chief") for approximately $75 million dollars in cash, in an arms length transaction. The shares were acquired from Chief's prior shareholders, principally affiliates of Trust Company of the West. AutoZone has informed Chief that funds for the transaction were from AutoZone's existing credit lines.

Chief will be operated by AutoZone as a wholly-owned subsidiary.

In connection with the transaction, all of the members of the Board of Directors of Chief have resigned and have been replaced by Johnston C. Adams, Jr., Timothy D. Vargo, and Robert J. Hunt, each of whom is an officer and a director of AutoZone.


Item 7.  Financial Statements and Exhibits

(c)  Exhibits

2.1 Agreement and Plan of Merger by and among AutoZone, Inc., a Nevada corporation, Chief Auto Parts Inc., a Delaware corporation, and Orange Sub, Inc., a Delaware corporation dated as of May 11, 1998.

                               SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CHIEF AUTO PARTS INC.

Date:  July 1, 1998                By:  /s/ Thomas A. Hough
                                   -----------------------------------
                                   Thomas A. Hough
                                   Senior Vice President - Finance,
                                   Treasurer, and Chief Financial
                                   Officer

                              EXHIBIT INDEX


2.1 Agreement and Plan of Merger by and among AutoZone, Inc., a Nevada corporation, Chief Auto Parts Inc., a Delaware corporation, and Orange Sub, Inc., a Delaware corporation dated as of May 11, 1998.